UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

Templeton Global Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[ ]	Fee paid previously with preliminary proxy materials.

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Templeton Global Income Fund 300 S.E. 2nd Street Fort Lauderdale, FL 33301 franklintempleton.com

Templeton Global Income Fund (GIM)

Please Vote the WHITE Proxy Card FOR the Fund’s Nominees and
AGAINST Saba’s Shareholder Proposal

Dear Shareholder,

This year’s Annual Meeting of Shareholders on June 6, 2022 is crucial to determining the future of your Fund. Your vote, no matter the number of shares you own, will have a significant impact on your Fund.

Your Board recommends that you vote on the WHITE proxy card today:

•	“FOR” The Fund’s Nominated Incumbent Trustees
•	“AGAINST” Saba’s Proposal to Terminate the Investment Management Agreement with the Fund’s Investment Manager, Franklin Advisers, Inc.

Your Fund’s Nominees are WELL-QUALIFIED with PROVEN TRACK RECORDS

•	The Fund’s Nominees are FOCUSED SOLELY ON THE INTERESTS OF ALL SHAREHOLDERS by overseeing the Fund in meeting its investment objective, outperforming its index, and providing consistent distributions.
•
YOUR BOARD HAS ADDRESSED THE MARKET PRICE DISCOUNT TO NAV by adopting a managed distribution plan,  increasing the managed distribution rate to 8%, providing liquidity with a 70% tender offer at 99% of NAV, and authorizing open market share repurchases.

•	THE FUND’S NOMINEES ARE THE MOST QUALIFIED, with significant financial expertise and professional affiliations, proven track records after many years on your Board, and deep familiarity with your Fund

Saba’s Nominees Have NO EXPERIENCE With Your Fund

•	Some of them HAVE NO CLOSED-END FUND EXPERIENCE AT ALL.
•
If Saba takes control of your Fund’s Board, Saba could fire your Fund’s investment adviser, hire themselves to manage your Fund, and invest in speculative, high-risk securities – BUT SABA REFUSES TO TELL SHAREHOLDERS ITS PLANS FOR THE FUND.

•	Despite being the Fund’s largest shareholder and already having four of its nominees on your Board, SABA HAS REPEATEDLY REFUSED TO MEET WITH MANAGEMENT to discuss what is best for Fund shareholders.

Saba’s nominees do not represent the interests of any shareholder other than Saba. The Fund plans to continue to fight vigorously against Saba’s attempted take-over and will continue fighting for ALL shareholders.

Sincerely,

Rupert H. Johnson, Jr.
Chairman of the Board

What should I do if I receive another proxy card?

Saba may send you a gold proxy card and ask you to vote on their four nominees and their shareholder proposal. Please do not send back any gold proxy cards you may receive from Saba, even to withhold votes on the nominees or to vote against their proposal, as this may cancel your prior vote for your Fund’s nominees.

Since it is the latest dated proxy card that counts, your Board urges you to vote the Fund’s WHITE proxy card you receive and discard all gold proxy cards you may receive from Saba.

What if I previously returned the proxy card sent to me by Saba?

If you have already sent back the gold proxy card, you can still change your vote – by promptly completing, signing, dating and returning the WHITE proxy card, which will replace the gold proxy card you previously completed.

YOUR FUND NEEDS ALL OF ITS SHAREHOLDERS TO VOTE BY RETURNING THE WHITE PROXY CARD